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                                                                   EXHIBIT 10.1

                            CREDIT AMENDING AGREEMENT

      THIS CREDIT AMENDING AGREEMENT dated as of February 1, 2004 is entered into by and among Canadian Imperial Bank of Commerce (the "LENDER"), EMS Technologies Canada Ltd. (the "BORROWER") and EMS Technologies Inc., formerly Electromagnetic Sciences, Inc.(the "GUARANTOR") (the "CREDIT AMENDING AGREEMENT").

      RECITALS:

A. The Lender and the Borrower are parties to a credit agreement dated as of July 24, 2002 (as may be amended, supplemented, restated, changed, modified or replaced from time to time, the "CREDIT AGREEMENT"). All references to the Credit Agreement contained herein shall include all supplements, amendments, restatements and modifications thereto entered into from time to time.

B. The Guarantor has agreed to guarantee the repayment of all debts, liabilities and obligations whether present or future, direct or indirect, absolute or contingent, matured or unmatured of the Borrower to the Lender (the "OUTSTANDING OBLIGATIONS");

C. The Guarantor has executed and delivered a guarantee (together with all amendments, restatements, modifications, supplements, replacements, extensions, renewals, and confirmations, the "GUARANTEE"), security documents or instruments creating a security interest, assignments, hypothecs, liens, pledges, other charges and subordination and postponements of claim (together with all amendments, restatements, modifications, supplements, replacements, extensions, renewals, and confirmations, the "SECURITY DOCUMENTS"); and

D. The Borrower, the Lender and the Guarantor have agreed to amend certain terms of the Credit Agreement in the manner set out in this Credit Amending Agreement.

      NOW THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. DEFINED TERMS. In this Credit Amending Agreement, all defined terms shall have the respective meanings set forth in the Credit Agreement unless otherwise defined herein. In this Credit Amending Agreement:

      (a) "ASSET DISPOSITION" means a sale or other disposition of assets by the Borrower or any Subsidiary or any expropriation, condemnation, destruction or other loss of property of the Borrower of any Subsidiary, but shall exclude: (i) the disposition of obsolete or worn out property in the ordinary course of business; (ii) the sale of inventory in the ordinary course of business; (iii) the exchange of equipment or other personal property for the functional equivalent thereof in the ordinary course of business; and (iv) the leasing or licensing of property in the ordinary course of business; and
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      (b)   "NET PROCEEDS" means with respect to any Asset Disposition, the amount received by the Borrower or any Subsidiary from such Asset Disposition, including proceeds from any insurance polices received by the Borrower or any Subsidiary in connection with such Asset Disposition and amounts received by the Borrower or Subsidiary pursuant to any expropriation proceeding or condemnation proceeding in connection with such asset Disposition, in each case net of professional fees and expenses, commissions, taxes and other disposition costs.

2. WAIVER OF CERTAIN COVENANTS. The Lender agrees to waive the Borrower's compliance with the following covenants only for the fiscal quarter ending December 31, 2003:

      (a)   the Current Ratio;

      (b)   the Fixed Charge Ratio;

      (c)   the Funded Debt to EBITDA Ratio; and

      (d)   the Effective Equity.

3. AMENDMENT TO CREDIT D: FOREIGN EXCHANGE CONTRACTS. The Credit Limit under section Credit D: Foreign Exchange Contracts of the Credit Agreement is amended by deleting "US$5,000,000" and replacing it with "US$2,000,000".

4. SALE OF PART OF THE MONTREAL PROPERTY. The Lender agrees to the sale of the Property (as described in an offer to purchase dated September 10, 2003 between Broccolini Construction Inc. and the Borrower (as amended, supplemented, restated, changed, modified or replaced from time to time, the "OFFER TO PURCHASE")) provided that the following conditions are satisfied:

      (a) Net Proceeds rising from the sale of the Property are paid to the Lender and applied against the outstanding balance of Credit B - Demand Instalment Loan as a permanent reduction of such Credit B - Demand Instalment Loan;

      (b) the mortgage in the amount principle of $2,100,000 to be executed by the Purchaser (as defined in the Offer to Purchase) in favour of the Borrower (the "VTB MORTGAGE") shall be assigned to the Lender; and

      (c) an irrevocable direction to the Purchaser shall be executed by the Borrower authorizing and directing the Purchaser to pay all amounts due from the VTB Mortgage to the Lender.

      Notwithstanding the foregoing, the Lender agrees that if the Borrower completes the sale of the Montreal Space Division of the Borrower on or before April 30th 2004, and the Net Proceeds of such sale are applied to permanently reduce the Outstanding Obligations by the Borrower to the Lender in an amount equal to not less than US$35,000,000, then the Lender agrees that the Borrower may
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      retain the Net Proceeds from the sale of the Property and the Lender shall execute such other documents as the Borrower may reasonably require to give effect to the foregoing provision.

5. ACKNOWLEDGEMENT OF GUARANTEES. The Guarantor hereby acknowledges, confirms and agrees that the Guarantee unconditionally and irrevocably guarantees to the Lender the full and punctual payment when due, whether at stated maturity, by required payment, by acceleration, declaration, demand or otherwise, of all debts, liabilities and obligations, present or future, direct or indirect, absolute or contingent, matured or not, at any time owing or remaining unpaid by the Borrower to the Lender pursuant to the Credit Agreement together with interest thereon and all costs, charges and expenses incurred in connection therewith (including counsel fees and expenses) upon the terms and conditions set out in the Guarantee and the Guarantee remains in full force and effect as at the date hereof.

6. CONTINUING EFFECT OF SECURITY DOCUMENTS. The Guarantor acknowledges, confirms and agrees that the Guarantor's Security Documents remain in full force and effect as at the date hereof and secure the Outstanding Obligations.

7. GUARANTOR'S INFORMATION. The Guarantor confirms that the Guarantor shall independently keep apprised of the financial position of the Borrower and acknowledges that the Lender has no obligation to the Guarantor to do so or to give notice of any further amendments or previous amendments to the Credit Agreement. The Guarantor acknowledges and confirms that the Guarantor has received a copy of the Credit Agreement and understands the terms thereof.

8. NATURE OF AMENDMENTS AND DEFINED TERMS. It is acknowledged and agreed that the terms of this Credit Amending Agreement are in addition to and, unless specifically provided for, shall not limit, restrict, modify, amend or release any of the understandings, agreements or covenants as set out in the Credit Agreement. The Credit Agreement shall henceforth be read and construed in conjunction with this Credit Amending Agreement and the Credit Agreement together with all of the powers, provisions, conditions, covenants and agreements contained or implied in the Credit Agreement shall be and shall continue to be in full force and effect. References to the "Credit Agreement" or the "Agreement" in the Credit Agreement or in any other document delivered in connection with, or pursuant to, the Credit Agreement, shall mean the Credit Agreement, as amended hereby.

9. EFFECTIVENESS. This Credit Amending Agreement shall become effective on the date on which this Credit Amending Agreement shall have been duly executed and delivered by the Lender, the Borrower and the Guarantor.

10. REPRESENTATIONS AND WARRANTIES. Each of the Borrower and the Guarantor hereby represents and warrants that each of covenants, the representations and warranties made by the Borrower and the Guarantor in or pursuant to the Credit Agreement or any other document, agreement, certificate or instrument executed in favour of the Lender pursuant to the Credit Agreement shall be, after giving effect to this Credit Amending Agreement, true and correct as if made on and as of the date hereof.
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11.   CONTINUING EFFECT OF LOAN AGREEMENT. This Credit Amending Agreement shall not be construed as a waiver or consent to any further or future action on the part of the Borrower and/or the Guarantor that would require a waiver or consent of the Lender. Except as provided hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

12. NO NOVATION. Nothing in this Credit Amending Agreement, nor in the Credit Agreement when read together with this Credit Amending Agreement, shall constitute novation, payment, readvance, or otherwise of any existing Outstanding Obligations of the Borrower.

13. COUNTERPARTS. This Credit Amending Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original agreement and all of which shall constitute one agreement. All counterparts shall be construed together and shall constitute one and the same agreement. This Credit Amending Agreement, to the extent signed and delivered by means of electronic transmission (including, without limitation, facsimile and Internet transmissions), shall be treated in all manner and respects as an original agreement and should be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

14. GOVERNING LAW. THIS ONTARIO CREDIT AMENDING AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO AND THE LAWS OF CANADA APPLICABLE THEREIN.

15. EXPENSES. The Borrower and the Guarantor, jointly and severally, agree to pay or reimburse the Lender for all of its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Credit Amending Agreement, including, without limitation, the fees and disbursements of counsel to the Lender.

16. FEES. The Borrower shall pay the Lender an amendment fee of $10,000 which is due and payable upon the execution and delivery of this Credit Amending Agreement by the Lender. The Loan Administration Fee is also increased to $30,000 per month effective February 1, 2004.

17.   ADDITIONAL SECURITY.

      In addition to existing security in place the Borrower shall provide the following:

      a) a securities pledge agreement executed by the Borrower on the Lender's standard form pledging all shares of Ottercom Limited owned by the Borrower; and

      b) such further or additional opinions, certificates, resolutions or other supporting documents as the Lender or its solicitors may require.
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IN WITNESS WHEREOF, the parties hereto have caused this Credit Amending
Agreement to be executed and delivered by their duly authorized officers as of the date first written above.

                                       CANADIAN IMPERIAL BANK OF COMMERCE
                                       Per:

                                       _________________________________________
                                       Name:
                                       Title:

                                       _________________________________________
                                       Name:
                                       Title:

                                       We have authority to bind the Bank.

                                       EMS TECHNOLOGIES CANADA LTD.
                                       Per:

                                       _________________________________________
                                       Name:
                                       Title:

                                       I have authority to bind the Corporation.

                                       EMS TECHNOLOGIES INC.
                                       Per:

                                       _________________________________________
                                       Name:
                                       Title:

                                       I have authority to bind the Corporation.